Fiscal Fourth Quarter and Fiscal 2020 Results Executive Earnings Commentary April 29, 2020

Important Disclosures Forward-Looking Statements This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not statements of facts or guarantees of future performance, and are subject to risks, uncertainties and other factors that may cause actual results to differ materially from those discussed in the statements. For a discussion of these risks and uncertainties, please see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and in the Company’s quarterly reports on Form 10-Q. Non-GAAP Financial Measures This presentation includes non-GAAP financial information. This non-GAAP information is in addition to, not a substitute for or superior to, measures of financial performance or liquidity determined in accordance with GAAP. The Company undertakes no obligation to update the information contained in this presentation to reflect subsequently occurring events or circumstances. Page 1

Table of Contents Contents Page(s) Highlights 3 Affiliate Flows and Unfunded Wins/Committed Uncalled Capital 4 – 5 Global Distribution 6 Financial Results and AUM 7 – 8 Operating Expenses 9 – 10 Adj. Operating Margin and EPS Roll Forward 11 – 12 Strategic Restructuring 13 Appendix 14 – 24 Page 2

Highlights • Net Income of $64.2M, or $0.70 per diluted share Financial Results1 − Includes restructuring charges of $17.8M, or $0.14 per diluted share • Adjusted Net Income1 of $93.2M, or $1.02 per diluted share • Strategic Restructuring Strategic − Projected annual expense savings of $100M or more, achieved $22.9M in current quarter Restructuring − Estimated costs to achieve of $100M to $105M, $3.7M incurred in current quarter • Total AUM of $730.8B Assets Under • Long-term net outflows of $12.1B Management/ − Fixed Income outflows of $8.4B Flows − Equity outflows of $6.0B − Alternative inflows of $2.3B • Quarterly gross sales of $27.7B Global Distribution • Quarterly net sales of ($5.7B) Investment • 34% (3yr) and 71% (5yr) of strategy AUM beat benchmarks Performance2 • 61% (3yr) and 73% (5yr) of long-term US fund assets beat Lipper category averages • On February 17, 2020, Legg Mason entered into a definitive agreement to be acquired by Franklin Templeton Other • Declared a cash dividend of $0.40 per share Legg Mason made meaningful progress during the quarter:  Our strategic restructuring efforts reached 95% of our targeted run-rate savings  Total costs to achieve expected to be $25 to $30 million below our prior forecasted range  Our global distribution platform generated record quarterly gross sales of $27.7 billion.  Net redemptions were $5.7 billion.  Long-term net outflows of $12.1 billion for the quarter with fixed income and equity outflows, while all three alternative businesses generated net inflows. 1 See appendix for GAAP reconciliation. 2 See appendix for details regarding strategy performance. Includes open-end, closed-end, and variable annuity funds. Source: Lipper Inc. Past performance is no guarantee of future results. The information shown above does not reflect Page 3 the performance of any specific fund. Individual fund performance will differ.

Affiliate Flows and Unfunded Wins/Committed Uncalled Capital 1  Unfunded wins and committed uncalled capital were up from the prior quarter, primarily reflecting new wins at Western and Clearbridge. Our pipeline of new opportunities remains healthy across asset classes and strategies. 1 Realizations represent investment manager-driven distributions primarily related to the sale of assets. Realizations are specific to our alternative managers and do not include client-driven distributions (e.g. client requested redemptions, liquidations or asset transfers) 2 EnTrust Global reports total assets of $19.1B, which includes ending AUM, ending AUA, committed uncalled capital, and unfunded wins Affiliates ordered by contribution to annual pre-tax earnings less noncontrolling interest Page 4 Legg Mason ending AUM includes other entities not shown with ending AUM of $1.3B and LT Flows of $0.0B

Drivers of Quarterly Long-Term Flows

Equity

Driver	Equity	AUM ($B)	Flows ($B)
Inflow Drivers	Equity International	10.9	0.2
	Emerging Markets	3.0	0.2
Outflow Drivers	All Cap	21.8	(2.2)
	Large Cap	67.3	(1.6)
	Small Cap	15.9	(0.9)
	MLPs	0.7	(0.7)
	Small/Mid Cap	2.1	(0.3)
	Mid Cap	3.3	(0.1)
Unfunded Wins/ Committed Uncalled Capital	**Unfunded Wins ($B)**		
	Large Cap	1.2	
	Emerging Markets	0.4	
	Global	0.1	
	Equity International	0.1	
	Total Equity	**2.1**	
	% of Total Unfunded Wins and Committed Uncalled Capital	20%	

Fixed Income

Driver	Fixed Income	AUM ($B)	Flows ($B)
Inflow Drivers	Core Bond	44.1	1.2
	Corporate	32.1	0.5
Outflow Drivers	Long Duration	44.9	(1.7)
	Global Sovereign	14.0	(1.7)
	Core Plus	109.3	(1.5)
	Global Opportunistic	28.3	(1.1)
	Global Income	19.0	(0.8)
	Short Duration	9.0	(0.8)
Unfunded Wins/ Committed Uncalled Capital	**Unfunded Wins ($B)**		
	Core Bond	2.6	
	Corporate	0.9	
	Long Duration	0.6	
	Multi-Sector	0.5	
	Taxable Emerging Markets	0.4	
	Intermediate	0.2	
	Total Fixed Income	**5.8**	
	% of Total Unfunded Wins and Committed Uncalled Capital	54%	

Alternative

Driver	Alternative	AUM ($B)	Flows ($B)
Inflow Drivers	Real Estate	56.7	2.2
	Infrastructure	3.8	0.1
	Real Assets	0.8	0.1
Unfunded Wins/ Committed Uncalled Capital	**Unfunded Wins ($B)**		
	Alternative Solutions[1]	0.9	
	Committed Uncalled Capital ($B)		
	Alternative Solutions[1]	1.2	
	Real Estate	0.7	
	Total Committed Uncalled Capital	**1.9**	
	Total Alternative	**2.8**	
	% of Total Unfunded Wins and Committed Uncalled Capital	26%	

- The asset class mix of our unfunded wins and committed uncalled capital remains diverse, with 54% from fixed income, 26% from alternatives, and 20% from equities.

[1] Alternative Solutions include strategic partnerships and commingled funds

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LEGG MASON
GLOBAL ASSET MANAGEMENT

Global Distribution Update[1]

Distribution Highlights

- Record gross sales of $27.7B for F4Q20
  - Up $6.1B or 28% from F3Q20
- Net Sales of ($5.7B) for F4Q20
  - Down $7.3B from F3Q20
- Quarterly global redemption rate of 37%
- Record FY20 gross sales of $94.0B
- FY20 net sales of $2.4B up from FY19

($ Billions)	F4Q20	F3Q20	FY20	FY19
Gross Sales[1]:				
US	$23.2	$16.5	$75.2	$57.6
Int'l	4.5	5.1	18.8	$17.7
Total	$27.7	$21.6	$94.0	$75.3
Net Sales[1]:				
US	($4.1)	$0.2	$1.3	($4.2)
Int'l	(1.6)	1.4	1.1	(1.1)
Total	($5.7)	$1.6	$2.4	($5.3)

Quarterly Gross and Net Sales Trends ($B)


US Gross Sales
Int. Gross Sales
Net Sales
$35
$30
$25
$20
$15
$10
$5
$0
-$5
-$10
-$15
23.6
6.1
17.5
3.6
18.9
5.6
13.3
0.1
17.4
4.1
13.3
(1.4)
17.6
4.0
13.6
(6.5)
21.4
4.0
17.4
2.5
22.4
5.0
17.4
4.0
22.4
4.3
18.1
2.6
21.6
5.1
$16.5
1.6
27.7
4.5
$23.2
(5.7)
Mar 18 Jun 18 Sep 18 Dec 18 Mar 19 Jun 19 Sep 19 Dec 19 Mar 20

Total Long-Term Assets by Vehicle ($B)


$400
$300
$200
$100
$0
% Mix 3/17
$302
$8
$43
$25
$66
$36
$124
3%
14%
8%
22%
12%
41%
$334
$10
$44
$28
$78
$41
$133
$339
$9
$44
$33
$83
$36
$134
$377
$12
$45
$36
$94
$40
$150
$318
$11
$37
$32
$80
$30
$128
% Mix 3/20
4%
12%
10%
25%
9%
40%
3/17
3/18
3/19
12/19
3/20
US Funds
Int'l Funds
US Retail SMA
Int'l SMA
Sub-Advised
Other

- Record quarterly and annual gross sales.
- FY20 net sales of $2.4 billion compared to $5.3 billion of net redemptions in FY19.
- Quarterly net redemptions of $5.7 billion included March month net redemptions of $9.7 billion.
- Redemption rate of 37% reflected challenging market conditions.
- Long-term assets declined to $318 billion, largely driven by market depreciation.

[1] Assets Under Advisement are included in long-term assets, gross sales and net sales. Net sales equals gross sales less redemptions. As of March 31, 2020 the impact of AUA was immaterial

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LEGG MASON
GLOBAL ASSET MANAGEMENT

Financial Highlights Fourth Quarter and FY 2020

Financial Results (Amounts in millions, except per share amounts)	Quarters Ended Mar 2020	Quarters Ended Dec 2019	Quarters Ended Mar 2019	Fiscal Years Ended Mar 2020	Fiscal Years Ended Mar 2019
Operating Revenues	$ 719.6	$ 753.9	$ 692.6	$ 2,922.1	$ 2,903.3
Operating Expenses	553.3	623.9	614.5	2,417.0	2,800.2
Operating Income	166.3	130.0	78.1	505.2	103.1
Operating margin	23.1%	17.2%	11.3%	17.3%	3.6%
Adjusted operating margin[2]	25.8%	26.5%	20.4%	24.8%	22.6%
Net Income (Loss) [1]	$ 64.2	$ 74.8	$49.5	$ 251.4	($28.5)
Net Income (Loss) Per Share - Diluted[1]	0.70	0.83	0.56	2.79	(0.38)
Adjusted Net Income[2]	93.2	93.2	59.8	339.0	288.6
Adjusted Earnings Per Share - Diluted[2]	1.02	1.03	0.67	3.76	3.26

- Operating revenues decreased $34 million, or 5% quarter-over-quarter, driven by a decrease in non-pass through performance fees, as well as lower average long-term AUM.
- Non-pass through performance fees of $9.6 million were above forecast.
  - Performance fee-eligible portfolio remains well diversified across hedge funds, real estate private equity, and a number of our fixed income and equity managers.
- Expect no non-pass through performance fees next quarter and pass through performance fees of approximately $6 million.
- Quarterly GAAP and cash tax rates of 25% and 6%, respectively, for the quarter.
- We expect next quarter's tax rate to be in the range of 26%-28%.

[1] Net Income Attributable to Legg Mason, Inc.
[2] See "Use of Supplemental Non-GAAP Financial Information in the earnings release"

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LEGG MASON
GLOBAL ASSET MANAGEMENT

Assets Under Management by Asset Class $800 42 9% 9% 9% 10% 27% 39 bps 27% $600 27% 39 39 bps 38 bps 22% 37 bps 37 bps 37 bps 36 bps 36 bps 36 bps $400 36 56% Ending AUM ($B) 55% $200 33 56% 58% Oeprating Revenue Yield (bps) 8% 9% 8% 10% $0 30 Mar 18 Jun 18 Sep 18 Dec 18 Mar 19 Jun 19 Sep 19 Dec 19 Mar 20 1 Liquidity Fixed Income Equity Alternative Total Operating Revenue Yield Ending AUM Long-term $691 $685 $693 $654 $690 $714 $719 $740 $656 Total $754 $745 $755 $727 $758 $780 $782 $804 $731  AUM decreased $72.7 billion, or 9% from prior quarter driven by market depreciation of $64.4 billion, long-term outflows of $12.1 billion, negative FX of $7.8 billion, and realizations of $0.2 billion, partially offset by liquidity inflows of $11.6 billion.  Operating revenue yield of 36 basis points remained consistent with the prior quarter. 1 Operating revenue yield equals total operating revenues less performance fees divided by average AUM Page 8 See appendix for supporting detail by asset class

Operating Expenses $640 ($3) $624 ($65) $620 $600 $580 $ in Millions ($4) $560 $1 $553 $540 $520 Dec Qtr Restructuring Costs¹ Comp & Benefits D&S Expense Other Mar Qtr  Operating expenses decreased by $71 million on a sequential basis, driven by a $65 million decrease in comp & benefits due to losses on investments in the current quarter (compared to gains in the prior quarter) and lower incentive compensation on lower net revenues.  D&S expense declined $4 million largely due to lower average AUM. 1 Restructuring costs includes strategic restructuring costs of $3.7M and other costs of $13.3M in the current quarter and includes strategic restructuring costs of $18.5M and other costs of $2.4M in the prior quarter. See page 13 for more Page 9 information on the strategic restructuring.

Compensation and Benefits % of % of $ 1 1 Mar Qtr Net Rev. Dec Qtr Net Rev. Change Salary, incentives and benefits$ 323.9 53%$ 341.9 54%$ (18.0) Strategic restructuring costs 3.9 0% 10.2 1% (6.3) Affiliate charges 0.7 0% 0.2 0% 0.5 MTM on deferred comp and seed inv (32.5) (5%) 12.0 2% (44.5) Comp and benefits (ex pass through fees) 296.0 48% 364.3 57% (68.3) Clarion pass through performance fees 8.3 10.7 (2.4) Total Compensation and Benefits$ 304.3 $ 375.0 $ (70.7)  Salary, incentives, and benefits decreased from the prior quarter largely due to lower incentives on lower net revenues and increased savings from the strategic restructuring.  Quarterly compensation ratio of 53%, down from the prior quarter.  We expect next quarter’s compensation ratio to be in a range of 57-59%, driven by seasonal compensation and lower net revenues at certain equity affiliates. Page 10 1 Net Revenue is equal to Adjusted Operating Revenues. See appendix for GAAP reconciliation

Adjusted Operating Margin $800 35% 30% $700 26.5% 25% 25.8% 24.4% 24.5% 25.0% 23.0% 22.1% 21.6% 20% $600 20.4% 15% 10% $500 Average AUM ($B) AUM Average 5% MarginOp Adjusted $400 0% Mar 18 Jun 18 Sep 18 Dec 18 Mar 19 Jun 19 Sep 19 Dec 19 Mar 20 Avg AUM Adjusted Operating Margin  Adjusted operating margin for the quarter decreased 0.7% primarily due to lower net revenue, largely driven by lower non-pass through performance fees, partially offset by higher savings from our strategic restructuring. Note: Adjusted operating margin revises our previously disclosed operating margin, as adjusted, prior periods have Page 11 been restated. See appendix for GAAP reconciliation

Fourth Quarter Adjusted Earnings Per Share Roll Forward GAAP GAAP $1.10 EPS $0.83 EPS $0.70 $0.05 $1.03 $0.02 $1.02 $0.02 $1.00 $0.90 $0.80 EPS $0.70 $0.60 $0.50 Dec Qtr Lower Net Savings Tax/Other Mar Qtr Adj EPS Revenue Adj EPS  GAAP EPS decreased $0.13 to $0.70 largely due to losses on investments not offset by compensation and hedges (compared to gains in the prior quarter) and lower net revenue, partially offset by higher savings from the strategic restructuring and a lower tax rate.  Adjusted EPS declined $0.05 from lower net revenue, partially offset by $0.02 in higher savings from our strategic restructuring and $0.02 primarily due to a lower adjusted tax rate. See appendix for GAAP reconciliation Page 12

Savings and Charges Related to Strategic Restructuring[1]

- Expect saves of $100M or more and costs to achieve of $100M - $105M
- Realized run rate saves of 95% at the end of F4Q20

	Actual					Projected
($ in Millions)	F1Q20	F2Q20	F3Q20	F4Q20	FY20	FY21
Incremental Saves Realized ($)	**$10**	**$15**	**$20**	**$23**	**$68**	**$30+**
Cumulative Saves Realized ($)	**$14**	**$29**	**$49**	**$72**	**$72**	**$100+**
Compensation	$5	$12	$23	$34	$34	**$50**
Communications & Technology	$1	$3	$5	$9	$9	**$10**
Occupancy	$0	$1	$1	$1	$1	**$5**
Other	$8	$13	$20	$28	$28	**$35**
Run Rate Saves Realized (%)	**41%**	**58%**	**81%**	**95%**	**95%**	**100%**
Costs to Achieve ($)						
Incremental Costs to Achieve	**$33**	**$16**	**$18**	**$4**	**$71**	**$20-$25**
Cumulative Costs to Achieve	**$42**	**$58**	**$76**	**$80**	**$80**	**$100-$105**

- Quarterly savings of $23 million, with cumulative realized savings of $72 million.
- Achieved run rate savings of 95% of our target, and project to capture the remainder by the end of FY21.
- Remaining run rate savings primarily represent:
  - $4 million of occupancy expected in fiscal 4th quarter
  - $3 million of professional fees expected throughout FY21, and
  - $1 million of compensation expected in fiscal 2nd quarter.
- Quarterly cost to achieve of $4 million. Anticipate costs of $20-$25 million in FY21, primarily related to occupancy saves.

Page 13

[1] Strategic restructuring commenced effective January 1, 2019 and include F4Q19 savings of $4M and costs to achieve of $9M

LEGG MASON
GLOBAL ASSET MANAGEMENT

Appendix

Appendix - Asset & Revenue Diversification Fixed Operating Equity Alternative Liquidity Total AUM Income Revenue AUM by Domicile: US 67% 89% 87% 43% 71% 76% Non US 33% 11% 13% 57% 29% 24% Total AUM 58% 22% 10% 10% 100% Operating Revenue 41% 40% 16% 3% 100% Asset data as of March 31, 2020 and operating revenue data for the quarter ended March 31, 2020 Page 15

Appendix - Operating Revenue Yield by Asset Class1 Yield (bps) Mar 18 Jun 18 Sep 18 Dec 18 Mar 19 Jun 19 Sep 19 Dec 19 Mar 20 Alternative 65 63 61 59 60 60 58 58 58 Equity 61 61 60 59 58 58 57 56 58 Fixed Income 28 28 27 27 27 26 26 26 26 Liquidity 14 13 14 13 14 14 14 14 14 1 Operating revenue yield equals total operating revenues less performance fees divided by average AUM Page 16

Appendix - Fourth Quarter Adjusted EBITDA1 Roll Forward Cash Provided By (Used In) Dec 19 Qtr Mar 20 Qtr Operating Activities, $335.4 $183.5 GAAP $250 $53.4 ($16.0) $207.5 $200 $16.3 $153.8 $150 $100 $50 $ in Millions $0 Dec 19 Qtr Q3 Items Net Change in Adjusted EBITDA Q4 Items Mar 20 Qtr • Adjusted EBITDA increased primarily due to realized gains on investments in the current period as compared to realized losses on investments in the prior period • Q3 and Q4 items are restructuring and affiliate charges ultimately settled in cash 1 See page 23 for GAAP reconciliation Page 17

Appendix – Investment Performance % of Strategy AUM beating Benchmark1 % of Long-Term U.S. Fund Assets beating Lipper Category Average2 86% 61% 10 Yr 84% 10 Yr 68% 88% 71% 79% 72% 5 Yr 83% 5 Yr 76% 71% 73% 82% 63% 3 Yr 79% 3 Yr 65% 34% 61% 57% 48% 1 Yr 78% 1 Yr 62% 33% 60% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Mar 19 Dec 19 Mar 20 Mar 19 Dec 19 Mar 20 1 See last page for details regarding strategy performance 2 Includes open-end, closed-end, and variable annuity funds. Source: Lipper Inc. Past performance is no guarantee of future results. The information shown above does not reflect the performance of Page 18 any specific fund. Individual fund performance will differ

Appendix – Additional Investment Performance Detail % of Strategy AUM Beating Benchmark1 March 31, 2020 December 31, 2019 March 31, 2019 1-Year 3-Year 5-Year 1-Year 3-Year 5-Year 1-Year 3-Year 5-Year Total (includes liquidity) 33% 34% 71% 78% 79% 83% 57% 82% 79% Equity: Large cap 21% 21% 56% 18% 21% 52% 57% 44% 38% Small cap 77% 64% 69% 54% 68% 64% 56% 47% 38% Total Equity (includes other equity) 68% 58% 65% 61% 56% 60% 47% 45% 45% Fixed Income: US taxable 6% 9% 90% 97% 100% 99% 63% 100% 95% US tax-exempt 0% 0% 0% 100% 100% 100% 0% 100% 100% Global taxable 30% 33% 35% 98% 99% 84% 19% 92% 85% Total Fixed Income 13% 15% 69% 97% 99% 94% 47% 97% 92% Total Alternative2 93% 93% 90% 99% 95% 98% 98% 83% 97% 1 See last page for details regarding strategy performance. Past performance is no guarantee of future results. The information shown above does not reflect the performance of any specific fund. Individual fund performance will differ 2 Alternative assets include AUM managed by Clarion Partners and RARE Infrastructure totaling three funds Page 19

Appendix – Additional Investment Performance Detail % of Long-Term U.S. Fund Assets beating Lipper Category Average1 March 31, 2020 December 31, 2019 March 31, 2019 1-Year 3-Year 5-Year 1-Year 3-Year 5-Year 1-Year 3-Year 5-Year Total (excludes liquidity) 60% 61% 73% 62% 65% 76% 48% 63% 72% Equity: Large cap 40% 41% 75% 39% 40% 72% 68% 51% 65% Small cap 70% 65% 71% 52% 62% 72% 65% 80% 57% Total Equity (includes other equity) 47% 47% 72% 45% 49% 72% 67% 54% 63% Fixed Income: US taxable 86% 88% 92% 92% 95% 95% 34% 93% 91% US tax-exempt 10% 6% 5% 13% 12% 30% 8% 25% 64% Global taxable 45% 42% 38% 80% 85% 45% 29% 34% 56% Total Fixed Income 70% 71% 73% 78% 80% 79% 29% 73% 81% Total Alternative2 58% 100% N/A 0% 100% N/A 32% 0% 0% 1 Includes open-end, closed-end, and variable annuity funds. Source: Lipper Inc. Past performance is no guarantee of future results. The information shown above does not reflect the performance of any specific fund. Individual fund performance will differ 2 Page 20 Alternative assets include AUM managed by Clarion Partners and RARE Infrastructure totaling three funds

Appendix – GAAP Reconciliation Adjusted income1 Quarters Ended March December March ($ millions) 2019 2019 2020 Net Income (Loss) Attributable to Legg Mason, Inc. $ 49.5 $ 74.8 $ 64.2 Plus (less): Restructuring costs: Strategic restructuring and other corporate initiatives 9.4 20.9 17.0 Affiliate charges 7.5 0.2 0.7 Amortization of intangible assets 6.0 6.0 5.6 Gains and losses on seed and other investments not offset by compensation or hedges (5.8) (4.8) 12.6 Acquisition and transition-related costs 1.0 - - Contingent consideration fair value adjustments - - 0.3 Income tax adjustments2: Impacts of non-GAAP adjustments (4.7) (6.0) (9.7) Other tax items (3.1) 2.1 2.5 Adjusted Net Income $ 59.8 $ 93.2 $ 93.2 Net Income (Loss) Per Diluted Share Attributable to Legg Mason, Inc. Shareholders $ 0.56 $ 0.83 $ 0.70 Plus (less), net of tax impacts: Restructuring costs: Strategic restructuring and other corporate initiatives 0.08 0.17 0.14 Affiliate charges 0.06 - - Amortization of intangible assets 0.05 0.05 0.05 Gains and losses on seed and other investments not offset by compensation or hedges (0.05) (0.04) 0.10 Acquisition and transition-related costs 0.01 - - Contingent consideration fair value adjustments - - - Other tax items (0.04) 0.02 0.03 Adjusted Earnings per Diluted Share $ 0.67 $ 1.03 $ 1.02 1 See explanations for Use of Supplemental Data as Non-GAAP Financial Information in the earnings release 2 Page 21 The non-GAAP effective tax rates for the quarters ended March 31,2019, December 31, 2019 and March 31, 2020 were 29.5%, 25.9% and 24.6%, respectively.

Appendix – GAAP Reconciliation

Adjusted Operating Margin[1]

($ millions)	Quarters Ended									Year Ended	
	Mar 18	Jun 18	Sep 18	Dec 18	Mar 19	Jun 19	Sep 19	Dec 19	Mar 20	Mar 19	Mar 20
Operating Revenues, GAAP basis	$ 785.1	$ 747.9	$ 758.4	$ 704.3	$ 692.6	$ 705.4	$ 743.3	$ 753.9	$ 719.6	$ 2,903.2	$ 2,922.1
Plus (less):											
Pass through performance fees	(13.5)	(12.6)	(24.0)	(7.4)	(5.0)	(1.0)	(21.9)	(10.7)	(8.3)	(49.0)	(42.0)
Operating revenues eliminated upon consolidation of investment vehicles	0.2	0.2	0.1	0.2	0.2	0.1	0.1	0.1	-	0.7	0.4
Distribution and servicing fees	(80.9)	(79.2)	(79.1)	(72.2)	(72.5)	(69.9)	(67.1)	(67.6)	(65.8)	(303.0)	(270.4)
Investment advisory fees	(38.4)	(37.4)	(35.4)	(36.6)	(26.8)	(34.0)	(37.1)	(36.7)	(34.0)	(136.2)	(141.8)
Adjusted Operating Revenues	$ 652.5	$ 618.9	$ 620.0	$ 588.3	$ 588.5	$ 600.6	$ 617.3	$ 639.0	$ 611.5	$ 2,415.7	$ 2,468.3
Operating Income (Loss), GAAP basis	$ 99.7	$ 125.7	$ 135.7	$ (236.4)	$ 78.1	$ 83.9	$ 125.0	$ 130.0	$ 166.3	$ 103.1	$ 505.2
Plus (less):											
Restructuring costs:											
Strategic restructuring and other corporate initiatives	2.2	2.8	5.6	5.9	9.4	32.9	19.7	20.9	17.0	23.7	90.5
Affiliate charges	-	-	-	-	9.3	1.2	0.2	0.2	0.7	9.3	2.4
Amortization of intangible assets	6.1	6.2	6.1	6.1	6.0	5.5	5.4	6.0	5.6	24.4	22.5
Gains (losses) on deferred compensation and seed investments, net	(2.2)	1.3	4.0	(10.8)	16.0	7.0	2.9	12.0	(32.5)	10.5	(10.6)
Acquisition and transition-related costs	1.8	1.4	-	-	1.2	-	-	-	-	2.6	-
Impairment of intangible assets	-	-	-	365.2	-	-	-	-	-	365.2	-
Contingent consideration fair value adjustments	(15.5)	0.4	0.1	-	-	(1.2)	-	-	0.2	0.5	(0.9)
Charges related to significant regulatory matters	67.0	4.0	0.2	-	-	-	-	-	-	4.2	-
Operating income (loss) of consolidated investment vehicles, net	(0.1)	0.6	0.4	0.3	0.3	0.3	1.3	0.2	0.2	1.6	1.9
Adjusted Operating Income	$ 159.0	$ 142.4	$ 152.1	$ 130.3	$ 120.3	$ 129.6	$ 154.5	$ 169.3	$ 157.5	$ 545.1	$ 611.0
Operating Margin, GAAP basis	12.7%	16.8%	17.9%	(33.6%)	11.3%	11.9%	16.8%	17.2%	23.1%	3.6%	17.3%
Adjusted Operating Margin	24.4%	23.0%	24.5%	22.1%	20.4%	21.6%	25.0%	26.5%	25.8%	22.6%	24.8%

[1] See explanations for Use of Supplemental Data as Non-GAAP Financial Information in the earnings release

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LEGG MASON
GLOBAL ASSET MANAGEMENT

Appendix - GAAP Reconciliation 1 Adjusted EBITDA March QuartersDecemb Endeder March March Fiscal YearsM Endedarch 2019 2019 2020 2019 2020 ($ millions) Cash provided by (used in) operating activities, GAAP basis $ 116.9 $ 335.4 $ 183.5 $ 560.9 $ 560.6 Plus (less): Interest expense, net of accretion and amortization of debt discounts and premiums$ 28.3 $ 26.7 $ 26.6 $ 115.3 $ 108.5 Current tax expense (benefit)$ 9.1 $ 6.1 $ 0.2 $ 26.7 $ 9.0 Net change in assets and liabilities$ (27.7) $ (153.9) $ (43.4) $ (52.5) $ (5.4) Net change in assest and liabilities of consolidated investment vehicles$ (7.7) $ (45.6) $ 31.1 $ (17.7) $ (19.4) Net income attributable to noncontrolling interests$ (5.4) $ (16.2) $ (11.2) $ (36.4) $ (53.1) Net gains (losses) and earnings on investments$ (8.8) $ 0.7 $ 19.5 $ 27.7 $ 29.3 Net gains (losses) on consolidated investment vehicles$ (2.5) $ 0.8 $ 1.3 $ (0.6) $ 16.2 Other $ (0.9) $ (0.2) $ (0.1) $ (1.2) $ (0.7) Adjusted EBITD A $ 101.3 $ 153.8 $ 207.5 $ 622.2 $ 645.0 1 Page 23 See explanations for Use of Supplemental Data as Non-GAAP Financial Information in the earnings release

Appendix – Strategy Performance For purposes of investment performance comparisons, strategies are an aggregation of discretionary portfolios (separate accounts, investment funds, and other products) into a single group that represents a particular investment objective. In the case of separate accounts, the investment performance of the account is based upon the performance of the strategy to which the account has been assigned. Each of our asset managers has its own specific guidelines for including portfolios in their strategies. For those managers which manage both separate accounts and investment funds in the same strategy, the performance comparison for all of the assets is based upon the performance of the separate account. Effective July 1, 2019, comparative benchmarks for certain strategies were added to measure relative performance where a stated benchmark was not previously provided. For comparative purposes, where applicable prior periods have been updated to reflect the relative returns using these comparative benchmarks. Approximately 88% of total AUM is included in strategy AUM as of March 31, 2020, although not all strategies have three, five, and ten year histories. Total strategy AUM includes liquidity assets. Certain assets are not included in reported performance comparisons. These include: accounts that are not managed in accordance with the guidelines outlined above; accounts in strategies not marketed to potential clients; accounts that have not yet been assigned to a strategy; and certain smaller products at some of our affiliates. Past performance is not indicative of future results. For AUM included in institutional and retail separate accounts and investment funds managed in the same strategy as separate accounts, performance comparisons are based on gross-of-fee performance. For investment funds which are not managed in a separate account format, performance comparisons are based on net-of-fee performance. Funds-of-hedge funds generally do not have specified benchmarks. For purposes of this comparison, performance of those products is net-of-fees, and is compared to the relevant HFRX index. These performance comparisons do not reflect the actual performance of any specific separate account or investment fund; individual separate account and investment fund performance may differ. The information in this presentation is provided solely for use in connection with this presentation, and is not directed toward existing or potential clients of Legg Mason. Page 24